UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 14, 2005

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Almanor Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principals Officers; Election of Directors; Appointment of Principal Officers.

On January 14, 2005, Blue Coat Systems, Inc., a Delaware corporation (“Blue Coat”), appointed James A. Barth to serve on Blue Coat’s Board of Directors. Mr. Barth was also appointed to serve as a member of the Audit Committee of Blue Coat’s Board of Directors and as Chairman of that committee.

Under Blue Coat’s 1999 Stock Incentive Plan and 1999 Director Option Plan, Mr. Barth was granted options to purchase 17,500 shares of Blue Coat Common Stock concurrent with his appointment to the Board of Directors. Mr. Barth will be eligible to be granted additional options annually on the date of each subsequent Annual Meeting of Stockholders to purchase 9,000 shares of Blue Coat Common Stock provided he continues as a member of the Board of Directors and as Chairman of the Audit Committee. In addition, Mr. Barth will be paid a director fee in the amount of $45,000 per annum for serving as Chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: January 20, 2005	By:	/s/ Brian NeSmith
Brian NeSmith, President and Chief Executive Officer (Principal Executive Officer)